UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007

ACRO Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50482	98-0377767

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Halevna Street, Timrat, Israel	23840

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code + 972 4 604 0483

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

        On February 13, 2007, we entered into a subscription agreement for the sale of 2,000,000 units, at a price of US$0.75 per unit, for an aggregate proceeds of US$1,500,000. Each unit comprising of one share of our common stock and one warrant to purchase one share of our common stock at the price per share of $1.25 exercisable within five years. In connection with the subscription agreement, we will pay a finder’s fee of $120,000 in cash and will issue a warrant to purchase 160,000 units to a finder. The subscriber is a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. The transaction has not yet closed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRO INC. By: /s/ Gadi Aner —————————————— Gadi Aner Interim Chief Executive Officer and Chairman of the Board of Directors Date: February 15, 2007